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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--71 (California, Florida, Michigan, New Jersey, New York and Pennsylvania Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-54729 of our opinion dated October 9, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 8, 1995